As Filed with the Securities and Exchange Commission on March 16, 2006

Registration No. 333-123763

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22026 20th Avenue S.E., Bothell, Washington 98021

(425) 487-9500

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Alan Fuhrman

Chief Financial Officer

Sonus Pharmaceuticals, Inc.

22026 20th Avenue S.E.

Bothell, Washington 98021

(425) 487-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

K.C. Schaaf, Esq.

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth,

A Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2006

PROSPECTUS

$50,000,000

SONUS PHARMACEUTICALS, INC.

COMMON STOCK

This prospectus and the accompanying prospectus supplement will allow us to sell common stock over time in one or more offerings up to a maximum aggregate initial offering price of $50,000,000. This means:

•                  we will provide this prospectus and a prospectus supplement each time we sell the common stock;

•                  the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this prospectus; and

•                  you should read this prospectus and the prospectus supplement carefully before you invest in our common stock.

The common stock may be sold directly by us to purchasers, to or through underwriters or dealers designated from time to time, or through agents designated from time to time. For additional information on the methods of sale, you should refer to “Plan of Distribution” in this prospectus and to the accompanying prospectus supplement. If any underwriters are involved in a sale of the common stock, their names and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Our common stock is quoted on the Nasdaq National Market under the symbol “SNUS.”  On March 13, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $5.92 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 16, 2006

TABLE OF CONTENTS

About This Prospectus
About Sonus Pharmaceuticals
Forward-Looking Statements
Use of Proceeds
Plan of Distribution
Legal Matters
Experts
Where You Can Find Additional Information
Incorporation by Reference

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf “ registration process. Under this shelf registration process, we may sell common stock over time in one or more offerings up to a total dollar amount of $50,000,000. Each time we sell the common stock, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to sell any of the common stock unless accompanied by a prospectus supplement. You should carefully read this prospectus and the prospectus supplement, together with the documents to which we refer you under “Where You Can Find Additional Information” in this prospectus, before you invest in our common stock.

ABOUT SONUS PHARMACEUTICALS

In this prospectus, the terms “Sonus”, the “Company”, “we”, “us”, and “our” refer to Sonus Pharmaceuticals, Inc.

Sonus Pharmaceuticals is focused on the development of oncology drugs that provide better therapeutic alternatives for cancer patients, including improved efficacy, safety, tolerability and are more convenient to use. Our business strategy is as follows:

•                  Develop proprietary formulations of therapeutic drugs utilizing our proprietary TOCOSOL® technology; and

•                  Identify and acquire products/technologies that are complementary to our focus in oncology in order to broaden our business and market opportunities.

Proprietary Technology

Our vitamin E-based emulsion technology has been designed to address the challenges of hard-to-formulate cancer drugs. Our technology uses vitamin E oil (-tocopherol) and tocopherol derivatives to create, solubilize and stabilize drugs, making them easier to formulate and deliver into the body. Development of drugs with our proprietary technology may result in products with equivalent or better efficacy, decreased incidences of side effects and improved dosing convenience.

TOCOSOL Paclitaxel

Our lead oncology product candidate, TOCOSOL Paclitaxel, is a novel formulation of paclitaxel, one of the world’s most widely prescribed anti-cancer drugs. Paclitaxel, a member of the taxane family of cancer drugs, is the active ingredient in Taxol®, which is approved in the U.S. for the treatment of breast, ovarian and non-small cell lung cancers and Kaposi’s sarcoma. Our product, TOCOSOL Paclitaxel, is a ready-to-use, injectable paclitaxel emulsion formulation. We believe that data from clinical trials conducted to date suggest that TOCOSOL Paclitaxel:

•                  compares favorably with approved taxane products and other new paclitaxel formulations under development (safety and efficacy remain to be proven in Phase 3 testing of TOCOSOL Paclitaxel);

•                  offers the convenience of a ready-to-use formulation that does not require preparation prior to administration; can be administered to patients by a short 15-minute infusion, compared to the one- to three-hour infusion that is typically required with Taxotere® and Taxol or generic versions of paclitaxel;

•                  does not require any special intravenous, or (IV) tubing, filters or other apparatus; and

•                  can be administered in small volumes of 15 to 35 milliliters compared to volumes of several hundred milliliters of i.v. solution that are required for dosing of Taxol, Taxotere, or ABRAXANE®.

Schering Collaboration

On October 17, 2005, the Company entered into a Collaboration and License Agreement with Schering AG, a German corporation, pursuant to which, among other things, we granted Schering an exclusive, worldwide license to TOCOSOL Paclitaxel. Under the Agreement, Schering will pay Sonus:

•                  an upfront license fee of $20 million;

•                  product milestone payments of up to $132 million upon the achievement of certain U.S., European Union and Japanese clinical and regulatory milestones;

•                  sales milestone payments of up to $35 million upon the achievement of certain annual worldwide net sales; and

•                  upon commercialization, royalties ranging between 15-30% of annual net sales in the U.S., with the exact percentage to be determined based on the achievement of certain annual net sales thresholds, and royalties equal to 15% of the annual net sales outside the U.S.

We have agreed with Schering to a core development program consisting of the ongoing initial pivotal trial in metastatic breast cancer, planned trials for additional indications and trials to support launch of the Product, and have agreed to share equally in the costs of this core development program. We have retained co-promotion rights in the U.S. and have also granted Schering a right of first negotiation on the Campothecin molecule we are currently developing.

In connection with the Collaboration and License Agreement, we entered into a Securities Purchase Agreement with Schering and Schering Berlin Venture Corporation, a Delaware corporation, pursuant to which we sold an aggregate of 3,900,000 shares of common stock (Common Shares) and a warrant to purchase an aggregate of up to 975,000 shares of common stock (Warrant Shares and collectively with the Common Shares, the Shares), resulting in aggregate consideration of approximately $15.8 million. The Common Shares were sold at $4.02 per share, which was equal to the per share closing price of our common stock as reported on Nasdaq on October 14, 2005, the trading day immediately preceding the date of the Securities Purchase Agreement. The corresponding warrant was sold at a purchase price of $0.125 multiplied by the number of Warrant Shares. The warrant has a five-year term and entitles its holder to purchase the Warrant Shares at an exercise price of $4.42 per share, which is equal to 110% of the purchase price per share of the common stock paid by the investors under the Securities Purchase Agreement.

More comprehensive information about our products and us is available through our World Wide Web site at www.sonuspharma.com. The information on our Web site is not incorporated by reference into this prospectus. Our executive offices are located at 22026 20th Avenue S.E., Bothell, Washington 98021; telephone (425) 487-9500. “TOCOSOL” is our proprietary mark. All other product names, trademarks and trade names referred to in this prospectus are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include, but are not limited to:

•                  our anticipated future capital requirements and the terms of any capital financing agreements;

•                  timing and amount of future contractual payments, product revenue and operating expenses;

•                  progress and preliminary results of clinical trials;

•                  anticipated regulatory filings, requirements and future clinical trials; and

•                  market acceptance of our products and the estimated potential size of these markets.

While these forward-looking statements made by us are based on our current beliefs and judgments, they are subject to risks and uncertainties that could cause actual results to vary from the projections in the forward-looking statements. You should consider the risks below carefully in addition to other information contained in this report before engaging in any transaction involving shares of our common stock. If any of these risks occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The discussion and analysis set forth in this document contains trend analysis, discussions of regulatory status and other forward-looking statements. Actual results could differ materially from those projected in the forward-looking statement as a result of the following factors, among others:

•      future capital requirements and uncertainty of payments under corporate partnerships or additional funding through either debt or equity financings;

•      uncertainty of governmental regulatory requirements and lengthy approval process;

•      dependence on the development and commercialization of products;

•      future prospects heavily dependent on Phase 3 trial for TOCOSOL Paclitaxel and subsequent commercialization should the product be approved by the FDA;

•      history of operating losses and uncertainty of future financial results;

•      dependence on third parties for funding, clinical development, manufacturing and distribution;

•      dependence on key employees;

•      uncertainty of U.S. or international legislative or administrative actions;

•      competition and risk of competitive new products;

•      limited manufacturing experience and dependence on a limited number of contract manufacturers and suppliers;

•      ability to obtain and defend patents, protect trade secrets and avoid infringing patents held by third parties;

•      limitations on third-party reimbursement for medical and pharmaceutical products;

•      acceptance of our products by the medical community;

•      potential for product liability issues and related litigation;

•      potential for claims arising from the use of hazardous materials in our business;

•      continued listing on the Nasdaq National Market;

•      volatility in the value of our common stock; and

•      other factors set forth under “Certain Factors That May Affect Our Business and Future Results” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 16, 2006, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, and any risk factors set forth in the accompanying prospectus supplement.

In addition, in this prospectus and the prospectus supplement and the documents incorporated by reference into this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:

•                  funding clinical trials and regulatory submissions;

•                  funding the development and growth of our product offerings and business;

•                  repaying indebtedness that we may incur from time to time;

•                  financing potential acquisitions of complementary businesses, assets, technologies and products that we may consider from time to time;

•                  future costs associated with developing a sales and marketing function; and

•                  general working capital.

Although we currently have no plans to acquire any complementary businesses, our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending these uses, we may temporarily use the net proceeds to make short-term investments or reduce short-term borrowings, if any.

PLAN OF DISTRIBUTION

We may sell common stock to one or more underwriters for public offering and sale by them and may also sell common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute common stock from time to time in one or more transactions:

•      at a fixed price or prices, which may be changed;

•      at market prices prevailing at the time of sale;

•      at prices related to such prevailing market prices; or

•      at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell common stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of common stock, we, or the purchasers of common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. This may include over-allotments or short sales of common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The financial statements of Sonus Pharmaceuticals, Inc. included in Sonus Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Sonus Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Sonus Pharmaceuticals, Inc. management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at

1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the Securities and Exchange Commission’s Web site on the World Wide Web at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

We hereby incorporate by reference the following documents:

1.               Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 16, 2006;

2.               The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

3.               All other reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

Information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this prospectus is not incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021, telephone number (425) 487-9500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

To be paid by Sonus Pharmaceuticals
SEC registration fee	$5,885
Legal fees	$75,000
Accounting fees	$10,000
Miscellaneous expenses	$5,000
Total	$95,885

Item 15. Indemnification of Directors and Officers

(a)  As permitted by the Delaware General Corporation Law, our Certificate of Incorporation eliminates the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise prohibited by the Delaware General Corporation Law.

(b)  Our Certificate of Incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. Our Bylaws provide for a similar indemnity to our directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

(c)  Our Certificate of Incorporation also gives us the ability to enter into indemnification agreements with each of our officers and directors. We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.**

5.1	Opinion of Stradling Yocca Carlson & Rauth.*

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (see Exhibit 5.1).*

24.1	Power of Attorney (Included in the signature pages hereof).

*	Previously filed.
**	To be filed, if necessary, by amendment or as an exhibit to a report Pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in our periodic reports filed with or furnished to the Commission pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 16 day of March, 2006.

SONUS PHARMACEUTICALS, INC.

By:	/s/ Michael A. Martino
Michael A. Martino, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Martino	President, Chief Executive Officer and Director	March 16, 2006
Michael A. Martino	(Principal Executive Officer)

/s/ Alan Fuhrman	Chief Financial Officer (Principal Financial Officer)	March 16, 2006
Alan Fuhrman

/s/ Craig Eudy	Vice President, Corporate Controller (Principal Accounting Officer)	March 16, 2006
Craig Eudy

/s/ George W. Dunbar, Jr.*	Director	March 16, 2006
George W. Dunbar, Jr.

/s/ Robert E. Ivy*	Director, Chairman of the Board of Directors	March 16, 2006
Robert E. Ivy

/s/ Dwight Winstead*	Director	March 16, 2006
Dwight Winstead

/s/ Michelle Burris*	Director	March 16, 2006
Michelle Burris

*By:	/s/ Michael A. Martino
Michael A. Martino, Attorney-In-Fact

S-1

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.**

5.1	Opinion of Stradling Yocca Carlson & Rauth.*

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (see Exhibit 5.1).*

24.1	Power of Attorney (Included in the signature pages hereof).

*	Previously filed.
**	To be filed, if necessary, by amendment or as an exhibit to a report Pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.